UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): April 28, 2005



                        AMERICAN CAMPUS COMMUNITIES, INC.
             (Exact name of Registrant as specified in its Charter)


            Maryland                     001-32265              760753089
(State or other jurisdiction of  (Commission file number)    (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                         805 Las Cimas Parkway Suite 400
                                Austin, TX 78746
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (512) 732-1000


                                 Not applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

     On April 28, 2005, American Campus Communities, Inc. (the "Company") entered into employment agreements, effective as of May 1, 2005, with James C. Hopke, Jr. and Greg A. Dowell. The employment agreements provide for Mr. Hopke to serve as the Company's Executive Vice President and Chief Investment Officer and for Mr. Dowell to serve as the Company's Executive Vice President and Chief of Operations. These employment agreements require Messrs. Hopke and Dowell, as applicable, to devote substantially full-time attention and business time to the Company's affairs. The term of each agreement will end upon an executive's termination of employment as discussed below.

     The employment agreements provide for:

     o an annual base salary of $175,000 for each of Messrs. Hopke and Dowell, subject in each case to increase in accordance with the Company's normal executive compensation practices;

     o eligibility for annual cash performance bonuses determined by the Compensation Committee of the Board of Directors of the Company on the same basis as other executives of the Company (with appropriate adjustments due to title and salary); and

     o participation in other employee benefit plans applicable generally to the Company's senior executives.

         The employment agreements provide that, if an executive's employment is terminated by the Company without "cause" or by the executive for "good reason" (each as defined in the applicable employment agreement), the executive will be generally entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

     o a cash payment equal to 100% times the sum of his then-current annual base salary plus the average annual bonus paid or payable in respect of the last prior three years, payable over the remaining term of his noncompetition agreement;

     o his prorated annual bonus for the year in which the termination occurs; and

     o health benefits for the remaining term of his noncompetition agreement following the executive's termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer.

         In addition, under the employment agreement with Mr. Hopke, subject to the terms and conditions of the Company's 2004 Outperformance Bonus Program, Mr. Hopke will be eligible to receive an outperformance award thereunder of 20,000 shares of the Company's common stock.



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

         Also on April 28, 2005, the Company entered into a First Amendment to Employment Agreement with Brian B. Nickel pursuant to which, among other things, Mr. Nickel resigned as Chief Investment Officer of the Company on May 1, 2005 and agreed to serve as Executive Vice President and Secretary of the Company from May 1, 2005 until May 16, 2005 and as Executive Vice President, Chief Financial Officer and Secretary of the Company effective as of May 16, 2005.

         The employment agreements with Messrs. Hopke and Dowell are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. The foregoing summary description of the employment agreements is qualified in its entirety by reference to the employment agreements.

         Concurrently with the execution of the employment agreements, the Company entered into confidentiality and noncompetition agreements with each of Messrs. Hopke and Dowell under which they have agreed not to (i) conduct, directly or indirectly, any business involving the development, acquisition or management of facilities whose primary function and purpose is student housing and/or the provision of third party student housing services to providers of student housing, whether such business is conducted by them individually or as principal, partner, officer, director, consultant, employee, stockholder or manager of any person, partnership, corporation, limited liability company or any other entity; or (ii) own interests in student housing properties that are competitive, directly or indirectly, with any business carried on by the Company or its successors, subsidiaries and affiliates. Messrs. Hopke and Dowell will be bound by his respective noncompetition covenant for so long as he is an employee of the Company and for a two-year "tail" period thereafter, unless his employment is terminated by the Company without "cause" or by him with "good reason" (in each case, as defined in his employment agreement) or by him for any reason at any time prior to the first anniversary of a change in control of the Company, in which case his covenant not to compete will lapse upon the first anniversary of his termination.

         The form of confidentiality and noncompetition agreement is attached hereto as Exhibit 99.3 and is incorporated hereby by reference. The foregoing summary description of the confidentiality and noncompetition agreement is qualified in its entirety by reference to the confidentiality and noncompetition agreement.

         On April 28, 2005, the Company entered into a separation agreement with Mark J. Hager in connection with his resignation as Executive Vice President, Chief Financial and Accounting Officer and Treasurer of the Company effective as of May 16, 2005. The agreement provides, among other things, that Mr. Hager will receive a payment of $350,000, to be paid in 12 equal monthly installments beginning in July 2005 or, at his option, as a discounted lump sum payment.

         The separation agreement is attached hereto as Exhibit 99.4 and is incorporated hereby by reference. The foregoing summary description of the separation agreement is qualified in its entirety by reference to the separation agreement.

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

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

     James C. Hopke has been appointed as the Company's Executive Vice President and Chief Investment Officer effective as of May 1, 2005. From November 2002 to April 2005, Mr. Hopke served as Vice President, Asset Management and Advisory Services of Wachovia Securities. From February 2000 to November 2002, he served as Senior Vice President, Acquisitions of the Company's predecessor entity. Mr. Hopke is 43 years old.

     Greg A. Dowell has been appointed as the Company's Executive Vice President and Chief of Operations effective as of May 1, 2005. Mr. Dowell served as the Senior Vice President and Chief of Operations of the Company from August 2004 until April 2005. Mr. Dowell joined the Company's predecessor in October 2001 as Senior Vice President - Management Services. Prior to such time, Mr. Dowell was employed by Century Development from 1991 to 2001. Mr. Dowell is 41 years old.

     Pursuant to the separation agreement discussed in Item 1.01 above, Mark J. Hager will resign as the Company's Executive Vice President, Chief Financial and Accounting Officer and Treasurer effective as of May 16, 2005.

     Brian B. Nickel has been appointed as the Company's Executive Vice President, Chief Financial Officer and Secretary effective as of May 16, 2005. Mr. Nickel served as Executive Vice President, Chief Investment Officer and Secretary of the Company and its predecessor entities from October 2003 to May 1, 2005, and will serve as Executive Vice President and Secretary from May 1, 2005 until May 16, 2005. Mr. Nickel joined the Company's predecessor in June 1996 as Director of Business Development and has served in various capacities during his tenure. Mr. Nickel is 32 years old.

     The Company has entered into an employment agreement with Mr. Nickel effective as of August 11, 2004, as amended by First Amendment to Employment Agreement dated as of April 28, 2005, which provides for Mr. Nickel to serve as a member of the Board of Directors of the Company and the Company's Executive Vice President, Chief Financial Officer and Secretary. This employment agreement requires Mr. Nickel to devote substantially full-time attention and business time to the Company's affairs. The term of the employment agreement will end upon Mr. Nickel's termination of employment as discussed below.

     The employment agreement provides for:

     o an annual base salary of $250,000, subject to increase in accordance with the Company's normal executive compensation practices;

     o eligibility for annual cash performance bonuses determined by the Compensation Committee of the Board of Directors of the Company on the same basis as other executives of the Company (with appropriate adjustments due to title and salary); and

     o participation in other employee benefit plans applicable generally to the Company's senior executives.

         Under the terms of his employment agreement, upon the consummation of the Company's initial public offering, the Company issued Mr. Nickel 29,040 profits interest units (representing a 0.24% limited partnership interest in the Company's operating partnership and worth $508,200 valued at the initial public offering price of the Company's common stock), which are not subject to any vesting period or requirement.


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

         The employment agreement provides that, if Mr. Nickel's employment is terminated by the Company without "cause" or by Mr. Nickel for "good reason" (each as defined in the employment agreement), Mr. Nickel will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

     o a cash payment equal to 200% times the sum of his then-current annual base salary plus the average annual bonus paid or payable in respect of the last prior three years, payable over the remaining term of his noncompetition agreement;

     o his prorated annual bonus for the year in which the termination occurs; and

     o health benefits for the remaining term of his noncompetition agreement following his termination of employment at the same cost to Mr. Nickel as in effect immediately preceding such termination, subject to reduction to the extent that his receives comparable benefits from a subsequent employer.

         Jonathan Graf has been appointed as the Company's Senior Vice President, Chief Accounting Officer and Treasurer effective as of May 16, 2005. Mr. Graf served as Vice President and Controller of the Company from October 2004 to May 2005. From September 1994 to September 2004, he served in various capacities at Southern Union Company. Mr. Graf is 39 years old.

         The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

         (c)      Exhibits

         The Exhibits to this Report are listed on the Exhibit Index attached hereto.




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





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2005             AMERICAN CAMPUS COMMUNITIES, INC.



                              By:      /s/ William C. Bayless, Jr.
                                       ----------------------------------------
                                       William C. Bayless, Jr.
                                       President and Chief Executive Officer

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


                                  EXHIBIT INDEX

Exhibit
Number       Title
--------     -----

99.1         Employment Agreement, dated as of April 28, 2005, between James C.
             Hopke and American Campus Communities, Inc.

99.2         Employment Agreement, dated as of April 28, 2005, between Greg A.
             Dowell and American Campus Communities, Inc.

99.3 Form of Confidentiality and Noncompetition Agreement. Incorporated by reference to Exhibit 10.9 to American Campus Communities, Inc.'s Registration Statement on Form S-11 (Registration No. 333-114813).

99.4         Separation Agreement, dated as of April 28, 2005, between Mark J.
             Hager and American Campus Communities, Inc.

99.5         Employment Agreement, dated as of August 11, 2004, between Brian B.
             Nickel and American Campus Communities, Inc. Incorporated by reference to Exhibit 10.7 to American Campus Communities, Inc.'s Registration Statement on Form S-11 (Registration No. 333-114813).

99.6 Amendment No. 1 to Employment Agreement, dated as of April 28, 2005, between William C. Bayless, Jr. and American Campus Communities, Inc.

99.7 Amendment No. 1 to Employment Agreement, dated as of April 28, 2005, between Brian B. Nickel and American Campus Communities, Inc.

99.8         Press Release, dated April 28, 2005.



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